Exhibit 5.3




                     (Letterhead of Jackson Walker L.L.P.)





                                  May 16, 2005



Energy Partners, Ltd.
201 St. Charles Avenue
Suite 3400
New Orleans, Louisiana  70170

                     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     As special counsel for Energy Partners, Ltd., a Delaware corporation ("EPL"), and EPL of Louisiana, L.L.C. and Nighthawk, L.L.C., each a Louisiana limited liability company (each a "Louisiana Guarantor" and collectively the "Louisiana Guarantors"), we furnish this opinion in connection with the filing with the Securities and Exchange Commission by EPL, the Louisiana Guarantors and other registrants of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of the following securities and combinations thereof, with an aggregate initial offering price of up to $300,000,000, as shall be designated by EPL: (i) unsecured senior debt securities of EPL, in one or more series (the "Senior Debt Securities"), which are to be issued under a senior indenture to be dated on or about the date of first issuance of Senior Debt Securities thereunder, (ii) unsecured subordinated debt securities of EPL, in one or more series (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which are to be issued under a subordinated indenture to be dated on or about the date of first issuance of Subordinated Debt Securities thereunder, (iii) guarantees of the Debt Securities (the "Guarantees") by the Louisiana Guarantors and certain other subsidiaries of EPL, (iv) shares of common stock of EPL, par value $0.01 per share, and (v) shares of preferred stock of EPL, par value $1.00 per share, which are to be issued pursuant to a Certificate of Statement, Designation and Preferences to be adopted by the directors of EPL. The $300,000,000 aggregate initial offering price of such securities consists of (i) $60,397,648 maximum aggregate offering price of securities under the Registration Statement, to which this opinion relates and will be attached as an exhibit, and (ii) $239,602,352 of unsold securities registered by EPL and certain of its subsidiaries under Registration Statement No. 333-117419, to which our opinion of September 8, 2004 relates and is attached as an exhibit.


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Energy Partners, Ltd.
May 16, 2005
Page 2


     In connection with issuing this opinion, we have examined (a) originals or copies, certified by the Secretary of the relevant Louisiana Guarantor as being true and correct, of the organizational and governing documents of each of the Louisiana Guarantors, (b) copies, certified by the Secretary of the relevant Louisiana Guarantor as being true and correct, of resolutions adopted by the Managers of each of the Louisiana Guarantors in connection with the transactions contemplated in the Registration Statement and adopted and confirmed by the Company as the sole member of each of the Louisiana Guarantors, and (c) such certificates of public officials and other documents and records as we have deemed necessary as the basis for the opinions expressed herein. As to various questions of fact material to our opinions, we have relied, to the extent we have deemed appropriate and to the extent that we do not have knowledge of contrary facts, upon certificates of officers of the Louisiana Guarantors delivered to us in connection with the issuance of this opinion.

     In our examinations, we have assumed:

     (a) the authenticity of original documents and the genuineness of all signatures;

     (b) the conformity to the originals of all documents submitted to us as copies;

     (c) the truth, accuracy and completeness of the information, representation and warranties contained in the records, documents, instruments and certificates we have reviewed; and

     (d) the due authorization, execution and delivery of each document examined by us by each party thereto other than the Louisiana Guarantors.

     Based solely on our review of the documents listed above and the assumptions set forth herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion, subject to the qualifications and limitations set forth below, that:

     1. Each of the Louisiana Guarantors has been duly organized and is validly existing as a limited liability company under the Louisiana Limited Liability Company Law.

     2. The Guarantee to be provided by each Louisiana Guarantor pursuant to the Registration Statement has been duly authorized by each Louisiana Guarantor.

     The opinions expressed herein are as of the date hereof. We assume no, and expressly disclaim any, obligation to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.



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Energy Partners, Ltd.
May 16, 2005
Page 3



     We limit the opinions expressed above in all respects to the federal laws of the United States of America and the Louisiana Limited Liability Company Law, La.Rev.Civ. Stat.12:1301 et seq., each as in effect on the date hereof, and express no opinion as to any other laws. The scope of this opinion is limited to the issues specifically considered herein, and no further or more expansive opinion is to be implied from such opinions expressed herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under
Section 7 of the Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder. Except for the furnishing of this opinion, we confirm that we have not participated in the preparation of the Registration Statement or the prospectus forming a part thereof.

                                                     Very truly yours,

                                                     /s/ Jackson Walker L.L.P.